Riviera Holdings Corporation
                      2901 Las Vegas Boulevard South
                            Las Vegas NV 89109
                    Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                           www.rivierahotel.com



FOR FURTHER INFORMATION


AT THE COMPANY                             INVESTOR RELATIONS
Mark Lefever, Treasurer and CFO            Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                       (208) 241-3704 Voice
(702) 794-9442 Fax                         (208) 232-5317 Fax
Email:  mlefever@theriviera.com            Email:   betsytruax_hartman@msn.com


FOR IMMEDIATE RELEASE



                   RIVIERA REPORTS RECORD RESULTS FOR 2006



         LAS VEGAS, NV - March 2, 2007 -- Riviera Holdings Corporation (AMEX:
RIV) today reported financial results for the three-month and the twelve-month periods ended December 31, 2006. The Company reported record Adjusted EBITDA, as defined below, and operating income for 2006.


Consolidated 2006 Results

         Net revenues for the year ended December 31, 2006 were $200.9 million, a decrease of $1.3 million or less than one percent from the same period in 2005. The decrease in net revenue was primarily related to the leasing of the gift shops at Riviera Las Vegas to ABC Stores in February 2006. The gifts shops were previously owned and operated by the Company. In addition, Riviera Las Vegas discontinued two shows, in late 2005 and in the fall of 2006. These revenue declines in Las Vegas were offset by a $2.8 million increase in Las Vegas gaming revenues and a $1.5 million increase in cash room revenues. Improvements in the average daily rate and targeted slot marketing efforts contributed to these increases.

          Income from operations was $25.4 million, an increase of $3.0 million or 13.5 percent from 2005, and a record for the Company. Included in income from operations for the years ended December 31, 2006 and 2005 was an expense of $1.3 million and income of $65,000 respectively in mergers, acquisitions and development costs, net of a non-refundable fee paid to the Company in 2005. Adjusted EBITDA(1) was $41.1 million, an increase of $1.0 million or 2.6 percent from the same period in 2005, and a record for the Company.

         The net loss for the year ended December 31, 2006 was $335,000, or $0.03 per share, compared with a net loss of $4.0 million, or $0.34 per share, for the year ended December 31, 2005.

2006 Developments

o Riviera Las Vegas net revenue decreased $1.5 million or 1.0 percent
o Riviera Las Vegas Property EBITDA was $28.1 million, an increase of 4.8 percent
o Riviera Black Hawk net revenue was $51.7 million, an increase of 0.4 percent
o Riviera Black Hawk Property EBITDA was $16.8 million, a decrease of 2.6 percent

Fourth Quarter 2006

          Net revenues for the three months ended December 31, 2006 were $46.5 million, an increase of $300,000 over the fourth quarter of 2005. The increase in net revenues were generated from increased casino and room revenues in Las Vegas offset by decreases in the entertainment and other revenues in Las Vegas and a decrease in casino revenues in Black Hawk, as a result of the effects of the snow storms in the Denver area during December 2006. The Colorado snow storms resulted in approximately $1.0 million in lost casino revenues; however, this loss in Black Hawk was offset by the favorable effects of a new slot product and upgrades to the casino floor in 2006.

         Income from operations was $4.7 million for the fourth quarter of 2006, an increase of $2.0 million or 75.4 percent from the fourth quarter of 2005. Included in income from operations in the fourth quarter of 2006 was $3,000 in asset impairment costs compared to $579,000 in 2005, which was related to a write off associated with a proposed walkway to a competitor's property. Net loss for the quarter of $1.6 million, or $0.13 per share, was an improvement of $2.3 million from the fourth quarter of 2005 when the Company reported a net loss of $3.9 million.

         Adjusted EBITDA, as defined below, was $8.6 million in the fourth quarter of 2006 compared to $8.2 million in 2005, an improvement of 5.5 percent. Adjusted EBITDA (1) consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairments, Sarbanes-Oxley Act expenses, and mergers, acquisitions and development costs, as shown in the reconciliation to net income in the tables and notes of this release.

Fourth Quarter 2006 Developments

o Riviera Las Vegas net revenue increased $530,000 or 1.6 percent
o Riviera Las Vegas Property EBITDA was $5.5 million compared to $4.5 million in 2005
o Riviera Black Hawk net revenue decreased $230,000 or 1.8 percent
o Riviera Black Hawk Property EBITDA was $4.1 million, a decrease of 10.7 percent
o The Company has $25.3 million in cash plus a $30 million revolver which was fully available as of December 31, 2006 compared to $20.6 million at December 31, 2005

Riviera Las Vegas

         "At the Riviera, we continue to focus on providing our customers great value for their Las Vegas Strip experience. We have invested and will continue to invest in upgrades to our facility and slot mix, as well as continuing to implement key marketing programs for the value-oriented Las Vegas Strip customer," said Robert Vannucci, President of Riviera Las Vegas.

         "Our occupancy for the year ended December 31, 2006 was 92.2 percent and consistent with the same period in 2005. However, our revenue per available room rate (RevPar) for 2006 was $72.37 compared to $66.51 in 2005, an 8.8 percent increase. Our average daily win per slot unit increased for the fourth quarter of 2006 to $131.67 compared to $97.48 in the fourth quarter of 2005. We have upgraded our slot mix and reengineered the slot floor to cater to the demands of our customers. These changes have been very favorably received, and we will continue to provide capital for upgrades to the property," said Mr. Vannucci.

Riviera Black Hawk

         William L. Westerman, the Company's Chief Executive Officer, said, "We are pleased with the performance of our Black Hawk property given the significant weather issues encountered during the fourth quarter of 2006. Our strong EBITDA margin and a fair share of over 142 percent for the quarter and 134 percent for the year, are a testament to our team and the quality of our property within the Black Hawk market."

Consolidated Operations

         Mr. Westerman said, "The Company recorded record results for 2006 as evidenced by our operating income and Adjusted EBITDA, which we believe are a result of capital improvements and targeted marketing efforts at both locations. We continue to evaluate our debt structure, and given the call premium reduction on our Senior Secured Notes in June of this year and the current rate environment, we believe that conditions may be favorable for a refinancing of our notes as a means to free up additional cash for the continued reinvestment in our properties. Our results for 2006 generated an all-time record for the Company. In light of the number of distractions during the past year related to the potential sale of the Company, I am very pleased with our team members and their performance."

Conference Call Information

         In conjunction with the release of fourth quarter 2006 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Standard Time today, Friday, March 2, 2007. Investors can listen to the call via the Internet at www.rivierahotel.com or by dialing (888) 889-5345. The conference call rebroadcast will be available at (877) 519-4471, pass code 8426065.

Forward-Looking Statements

         The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including hotel and casino market conditions, increases in energy costs, general economic and political conditions, financing requirements, refinancing opportunities and investment rates expansion and modernization objectives and timetables regulatory requirements and other risks and uncertainties detailed from time to time in our filing's with the Securities and Exchange Commission. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange under the symbol RIV.

                                - Tables Follow -

Riviera Holdings Corporation and Subsidiaries
Financial Summary
(Amounts in thousands, except per share amounts)

                            Three Months Ended December 31     Twelve Months Ended December 31
                            ------------------------------     -------------------------------
                             2006    2005      Var     %Var    2006     2005      Var      %Var
                             ----    ----      ---     ----    ----     ----      ---      ----
Net Revenues
                                                                      $
Riviera Las Vegas           $34,227 $33,697   $530    1.6%  $149,202   150,688 $(1,486)  -1.0%
Riviera Black Hawk           12,242  12,472   (230)  -1.8%    51,742    51,539     203    0.4%
                           --------------------------       -----------------------------
  Total Net Revenues         46,469  46,169    300    0.6%   200,944   202,227  (1,283)  -0.6%

Operating Income

Riviera Las Vegas             3,765   2,513  1,252   49.8%   21,000    19,065    1,935   10.1%
Riviera Black Hawk            2,595   2,981  (386)  -13.0%   11,209    10,941      268    2.4%
Mergers, Acquisitions and
Development Costs, net        (159)   (311)   152    48.9%  (1,318)        65   (1,383) -21.3%
Sarbanes-Oxley Act Expenses   (262)   (591)   329    55.7%    (820)   (1,233)      413   33.5%
Equity-Based Compensation     (224)   (421)   197    46.8%    (813)   (1,627)      814   50.0%
Asset Impairment                (3)   (579)   576    99.5%     (19)     (777)      758   97.6%
Corporate Expenses            (968)   (887)   (81)   -9.1%  (3,823)   (4,045)      222    5.5%
                           --------------------------       -----------------------------
  Total Operating Income     4,744   2,705  2,039    75.4%   25,416    22,389    3,027   13.5%

Adjusted EBITDA (1)

Riviera Las Vegas             5,546   4,530  1,016   22.4%   28,075    26,789    1,286    4.8%
Riviera Black Hawk            4,051   4,534  (483)  -10.7%   16,825    17,282     (457)  -2.6%
Corporate Expenses            (968)    (887)  (81)   -9.1%   (3,823)   (4,045)     222    5.5%
                           --------------------------       -----------------------------
  Total Adjusted EBITDA       8,629   8,177   452     5.5%   41,077    40,026    1,051    2.6%

Adjusted EBITDA Margins (2)

Riviera Las Vegas             16.2%   13.4%   2.8%           18.8%     17.8%     1.0%
Riviera Black Hawk            33.1%   36.4%  -3.3%           32.5%     33.5%    -1.0%
Consolidated                  18.6%   17.7%   0.9%           20.4%     19.8%     0.6%
                            -------- ------ ------          -----      ----      ----
 Net loss                  $(1,601) $(3,861) $2,260        $ (335)   (3,999)   $3,664
EARNINGS PER SHARE DATA


Weighted average basic
 shares outstanding         12,170  11,914   256            12,134    11,833      301
 Basic loss per share      $(0.13) $(0.32) $ 0.19           $(0.03)  $(0.34)   $ 0.31


Weighted average diluted
 shares outstanding         12,170  11,914   256            12,134    11,833      301
 Diluted loss per share    $(0.13) $(0.32) $ 0.19           $(0.03)  $(0.34)   $ 0.31

(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment, Sarbanes-Oxley Act expenses and mergers, acquisitions and development costs, net, as shown in the reconciliation with net income (loss) in the tables below in this release. In 2004, we entered into confidential discussions regarding a potential sale of our company. Discussions with one potential buyer, ended in 2005, and we retained a $1 million fee paid to us by that party. Such amount is reflected in mergers, acquisitions and developments costs, net, for the twelve months ended December 31, 2005. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of our business segment properties' performance, including the evaluation of our operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA may calculate it in a different manner than we do. A reconciliation of net income (loss) to Adjusted EBITDA is included in the tables below in this release.

(2) Adjusted EBITDA margins represent Adjusted EBITDA divided by Net Revenues.

Riviera Holdings Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA:
(Amounts in thousands)                                                                         Mergers,
                          Net    Interest                                            Equity  Acquisitions,
                        Income    Income  Operating   Depre-     Asset   Sarbanes    Based   Development  Management  Adjusted
                       (Loss)    & (Exp.)   Income   ciation  Impairment Oxley Exp   Comp.   &Costs, net     Fee       EBITDA
                        -------- --------- --------- -------- ---------  -------      -----   ------------   ------     ------
Fourth Quarter 2006:
Riviera Las Vegas       $3,803      $38   $3,765     $2,260     $-         $-         $-         $-         $(479)   $5,546
Riviera Black Hawk         697   (1,898)   2,595        977      -          -          -          -           479     4,051
Corporate               (6,101)  (4,485)  (1,616)       -        3         262        224        159           -       (968)
                        -------  -------  -------     ----     ----       ----        ----       ----       ------    -----
                       $(1,601) $(6,345)  $4,744     $3,237     $3        $262       $224       $159         $ -     $8,629

Fourth Quarter 2005:
Riviera Las Vegas      $2,532      $19    $2,513    $2,479     $-         $-         $-          $-         $(462)    $4,530
Riviera Black Hawk        597   (1,917)    2,514     1,091     467         -          -           -           462      4,534
Corporate              (6,990)  (4,668)   (2,322)      -       112        591        421         311           -        (887)
                       -------  -------    -------   ----    ------       ----       ----       ----         ----       -----
                      $(3,861) $(6,566)   $2,705    $3,570    $579       $591       $421        $311         $ -      $8,177

Twelve Months Ended
December 31, 2006:
Riviera Las Vegas     $21,118     $118   $21,000    $9,032    $ -        $ -        $ -        $ -        $(1,957)  $28,075
Riviera Black Hawk      3,564   (7,645)   11,209     3,659      -          -          -          -          1,957    16,825
Corporate             (25,017) (18,224)   (6,793)      -        19        820        813       1,318           -     (3,823)
                       -------- --------   -------   ----       ---       ----       ----     ------         ----    -------
                        $(335)$(25,751)  $25,416   $12,691     $19       $820       $813      $1,318       $   -    $41,077

Twelve Months Ended
December 31, 2005:
Riviera Las Vegas     $19,097     $32    $19,065    $9,712    $ -        $ -        $ -        $ -        $(1,988)  $26,789
Riviera Black Hawk      2,764  (7,710)    10,474     4,353     467         -          -          -          1,988    17,282
Corporate             (25,860)(18,710)    (7,150)      -       310      1,233     1,627        (65)           -      (4,045)
                     -------- --------   -------     ----     ----      ------   ------        ----          ----   -------
                     $(3,999)$(26,388)   $22,389   $14,065    $777     $1,233    $1,627       $(65)        $  -    $ 40,026

                                           Balance Sheet
                                              Summary
                                        December 31 December 31
                                          2006       2005
                                       ----------------------
Cash and short term investments          $25,285    $20,571
Total current assets                      34,142     30,797
Property and equipment, net              171,320    171,130
Total assets                             213,682    211,769
Total current liabilities                 25,235     25,305
Long-term debt, net of current portion   214,124    214,607
Total shareholders' deficiency           (30,534)   (31,269)

RIVIERA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
                                     Three Months Ended    Twelve Months Ended
                                        December 31,           December 31,
                                      2006        2005      2006        2005
                                  ---------------------- -----------------------
REVENUES
  Casino                           $26,253      $25,375   $111,459    $108,130
  Rooms                             13,615       11,954     56,700      52,021
  Food and beverage                  7,371        7,487     33,125      34,132
  Entertainment                      2,506        3,789     13,672      17,371
  Other                              1,461        1,808      6,431       8,312
                                 -----------------------------------------------
       Total Revenues               51,206       50,413    221,387     219,966
   Less - promotional allowance      4,737        4,244     20,443      17,739
                                  ---------------------- -----------------------
            Net revenues            46,469       46,169    200,944     202,227
                                  ---------------------- -----------------------
COSTS AND EXPENSES
  Direct costs and expenses of
      operating departments
    Casino                          14,501       13,416     58,000      56,092
    Rooms                            6,498        6,323     27,185      27,133
    Food and beverage                5,515        5,657     24,224      24,645
    Entertainment                    1,675        2,724      9,536      13,214
    Other                              300          639      1,437       2,906
  Other operating expenses
    General and administrative       9,351        9,233     39,485      38,211
    Mergers, acquisitions and
        development costs, net         159          311      1,318        (65)
    Sarbanes-Oxley Act expenses        262          591        820       1,233
    Equity-based compensation          224          421        813       1,627
    Asset impairment                     3          579         19         777
    Depreciation and amortization    3,237        3,570     12,691      14,065
                                  ---------------------- -----------------------
          Total costs and expenses  41,725       43,464    175,528     179,838
                                  ---------------------- -----------------------
INCOME FROM OPERATIONS               4,744        2,705     25,416      22,389
    Interest expense, net           (6,345)      (6,566)   (25,751)    (26,388)
                                  ---------------------- -----------------------
NET LOSS                           $(1,601)     $(3,861)     $(335)    $(3,999)
                                  ====================== =======================

Shares Outstanding
Basic                              12,170      11,914     12,134      11,833
Diluted                            12,170      11,914     12,134      11,833

Net loss per common share
Basic                             $(0.13)      $(0.32)    $(0.03)     $(0.34)
Diluted                           $(0.13)      $(0.32)    $(0.03)     $(0.34)
